Exhibit 99.1

Zayo Group Holdings, Inc. Reports Financial Results for the First Fiscal Quarter Ended September 30, 2019

First Fiscal Quarter 2020 Financial Highlights

•	$638.6 million of consolidated revenue; including $483.2 million from the Zayo Networks segment, $63.7 million from the zColo segment and $86.6 million from the Allstream segment.
•	Net income of $17.9 million resulting in basic and diluted net income per share during the quarter of $0.08.
•	$314.8 million of adjusted EBITDA, including $277.5 million from the Zayo Networks segment, $26.6 million from the zColo segment and $9.3 million from the Allstream segment.
•

Consolidated net installs, on a monthly recurring revenue (MRR) and monthly amortized revenue (MAR) basis, were $0.9 million, excluding the Allstream segment. This includes $1.1 million of net installs from the Zayo Networks segment and ($0.2) million of net installs from the zColo segment.

•	Net cash provided by operating activities of $311.8 million and adjusted unlevered free cash flow of $138.8 million.

BOULDER, Colo., November 6, 2019 –  Zayo Group Holdings, Inc. (“Zayo” or “the Company”) (NYSE: ZAYO), a global leader in Communications Infrastructure, announced results for the three months ended September 30, 2019.

First quarter net income decreased by $45.1 million over the previous quarter.  During the three months ended September 30, 2019,  capital expenditures were $217.1 million.    As of September 30, 2019, the Company had $254.6 million of cash and $316.4 million available under its revolving credit facility.

Recent Developments

With respect to its previously announced pending merger, the Company continues to make progress on all necessary approvals and the transaction is expected to close in the first half of 2020. The closing of the merger remains subject to customary conditions, including certain regulatory approvals.

First Fiscal Quarter Financial Results

Three Months Ended September 30, 2019 and June 30, 2019

(in millions)

	Three Months Ended
	September 30, 2019	June 30, 2019
Revenue	$638.6	$650.6
Annualized revenue growth	-7%
Operating income	128.9	121.2

Income from operations before income taxes	31.9	27.3
Provision/(benefit) for income taxes	14.0	(35.7)
Net income	$17.9	$63.0

Adjusted EBITDA	$314.8	$321.2
Annualized Adjusted EBITDA growth	-8%
Adjusted EBITDA margin	49%	49%

Adjusted unlevered free cash flow	$138.8	$140.6

Three Months Ended September 30, 2019 and September 30, 2018

(in millions)

	Three Months Ended
	September 30, 2019	September 30, 2018
Revenue	$638.6	$641.1
Year-over-year revenue growth	-0.4%
Operating income	128.9	122.8

Income from operations before income taxes	31.9	42.6
Provision for income taxes	14.0	20.5
Net income	17.9	22.1

Adjusted EBITDA	314.8	319.4
Year-over-year Adjusted EBITDA growth	-1%
Adjusted EBITDA margin	49%	50%

Adjusted unlevered free cash flow	138.8	130.4

Conference Call

Due to the pending merger, Zayo will not host a conference call to discuss first fiscal quarter 2020 results. A presentation that summarizes the financial, operational and commercial highlights of the quarter and supplemental materials will be made available through the Investor Relations section of the Company’s website investors.zayo.com.

About Zayo Group

Zayo Group Holdings, Inc. (NYSE: ZAYO) provides mission-critical bandwidth to the world’s most impactful companies, fueling the innovations that are transforming our society. Zayo’s 133,000-mile network in North America and Europe includes extensive metro connectivity to thousands of buildings and data centers. Zayo’s communications infrastructure solutions include dark fiber, private data networks, wavelengths, Ethernet, dedicated internet access and data center colocation services. Zayo owns and operates a Tier 1 IP backbone and 44 carrier-neutral data centers. Through its CloudLink service, Zayo provides low-latency private connectivity that attaches enterprises to their public cloud environments. Zayo serves wireless and wireline carriers, media, tech, content, finance, healthcare and other large enterprises. For more information, visit zayo.com.

Forward Looking Statements

Certain statements made herein, including, for example, statements regarding the benefits of the transaction, certainty of the transaction, the anticipated timing of the transaction and future results or expectations of the Company, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. These forward-looking statements typically include words such as “believes,” “expects,” “plans,” “intends,” “estimates,” “projects,” “could,” “may,” “will,” “should,” or “anticipates” or the negatives thereof, other variations thereon or comparable terminology. No assurance can be given that future results expressed or implied by the forward-looking statements will be achieved, and actual results may differ materially from those contemplated by the forward-looking statements. Such statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, many of which are beyond our control, and are not guarantees of future results or achievements. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its businesses or operations. As a result, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: risks and uncertainties relating to the Company’s financial and operating prospects, current economic trends, future opportunities, ability to retain existing customers and attract new ones, outlook of customers, and strength of competition and pricing; the Company’s acquisition strategy, including our ability to integrate acquired companies and assets, in particular with respect to our recent acquisitions, and the benefits thereof, including financial and operating results and synergy benefits that may be realized from these acquisitions and the timeframe for realizing these benefits, such as our proposed restructuring activities and potential REIT conversion including our ability to successfully combine our divisions and the feasibility and timing of any REIT conversion; the occurrence of any event, change or other circumstances that could give rise to the delay or termination of the merger agreement; the outcome or length of any legal proceedings that have been, or will be, instituted related to the merger agreement; the inability to complete the merger due to the failure to timely or at all satisfy any conditions to completion of the merger, including the receipt on a timely basis or at all of any required regulatory clearances related to the merger; the failure of the acquirer to obtain or provide on a timely basis or at all the necessary financing as set forth in the equity commitment letters delivered pursuant to the merger agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and the other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the Securities and Exchange Commission (the “SEC”) as described below. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive.

Additional information concerning these and other factors that could affect our forward-looking statements, see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, and in any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings with the SEC. Our SEC filings are available publicly on the SEC’s website at www.sec.gov, on the Company’s website at  https://investors.zayo.com or by contacting the investor relations department of the Company. Except to the extent required by applicable law, we disclaim any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

 Non-GAAP Financial Measures

The Company provides financial measures that are not defined under generally accepted accounting principles in the United States (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA Margin, adjusted unlevered free cash flow and levered free cash flow.

Adjusted EBITDA, as defined below and in Note 17 – Segment Reporting of our consolidated financial statements and notes thereto included in our Annual Report, is the primary measure used by our chief operating decision maker to evaluate segment operating performance.

Adjusted EBITDA is defined as earnings/(loss) from operations before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude acquisition or disposal-related transaction costs, stock-based compensation, losses on extinguishment of debt, unrealized foreign currency gains/(losses) on intercompany loans, gains/(losses) on business dispositions and non-cash income/(loss) on equity and cost method investments. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. Adjusted unlevered free cash flow is defined as Adjusted EBITDA less purchases of property and equipment, net of stimulus grants, plus additions to deferred revenue, less non-cash monthly amortized revenue. Levered free cash flow is defined as net cash provided by operating activities less purchases of property and equipment, net of stimulus grants. Adjusted unlevered free cash flow and levered free cash flow are not measurements of our financial performance under GAAP and should not be considered in isolation or as alternatives to net income, net cash flows provided by operating activities, total net cash flows or any other performance measures derived in accordance with GAAP or as alternatives to net cash flows from operating activities or total net cash flows as measures of our liquidity.

Adjusted EBITDA is a performance rather than cash flow measure. In addition to Adjusted EBITDA, management uses adjusted unlevered free cash flow, which measures the ability of Adjusted EBITDA to cover capital expenditures. We use levered free cash flow as a measure to evaluate cash generated through normal operating activities. These metrics are among the primary measures used by management for planning and forecasting future periods. We believe the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and make it easier to compare our results with the results of other companies that have different financing and capital structures. We believe that the presentation of levered free cash flow is relevant and useful to investors because it provides a measure of cash available to pay the principal on our debt and pursue acquisitions of businesses or other strategic investments or uses of capital.

We also monitor Adjusted EBITDA because our subsidiaries have debt covenants that restrict their borrowing capacity that are based on a leverage ratio, which utilizes a modified EBITDA, as defined in our credit agreement and the indentures governing our notes. The modified EBITDA is consistent with our definition of Adjusted EBITDA; however, it includes the pro forma Adjusted EBITDA of and expected cost synergies from the companies acquired by us during the quarter for which the debt compliance certification is due. Adjusted EBITDA results, along with the quantitative and qualitative information, are also utilized by management and our Compensation Committee, as an input for determining incentive payments to employees.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results of operations and operating cash flows as reported under GAAP. For example, Adjusted EBITDA:

▪	does not reflect capital expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments;
▪	does not reflect changes in, or cash requirements for, our working capital needs;
▪	does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on our debt; and
▪	does not reflect cash required to pay income taxes.

Adjusted unlevered free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. For example, adjusted unlevered free cash flow:

•	does not reflect changes in, or cash requirements for, our working capital needs;
•	does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on our debt; and
•	does not reflect cash required to pay income taxes.

Levered free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. For example, levered free cash flow:

▪	does not reflect principal payments on debt;

▪	does not reflect principal payments on capital lease obligations;
▪	does not reflect dividend payments, if any; and
▪	does not reflect the cost of acquisitions.

Our computation of Adjusted EBITDA, and levered free cash flow may not be comparable to other similarly titled measures computed by other companies because all companies do not calculate these measures in the same fashion.

Because we have acquired numerous entities since our inception and incurred transaction costs in connection with each acquisition, borrowed money in order to finance our operations and acquisitions, and used capital and intangible assets in our business, and because the payment of income taxes is necessary if we generate taxable income after the utilization of our net operating loss carry forwards, any measure that excludes these items has material limitations. As a result of these limitations, these measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of our liquidity. See “Reconciliation of Non-GAAP Financial Measures” for a quantitative reconciliation of Adjusted EBITDA to net income/(loss) and for quantitative reconciliations of adjusted unlevered free cash flow and levered free cash flow, each to net cash provided by operating activities.

Annualized revenue and annualized Adjusted EBITDA are derived by multiplying the total revenue and Adjusted EBITDA, respectively, for the most recent quarterly period by four. Our computations of annualized revenue and annualized Adjusted EBITDA may not be representative of our actual annual results.

Measures referred to as being calculated on a constant currency basis are intended to present the relevant information assuming a constant exchange rate between the two periods being compared. Such metrics are calculated by applying the currency exchange rates used in the preparation of the prior period financial results to the subsequent period results.

Tables reconciling non-GAAP measures are included in the Reconciliation of Non-GAAP Financial Measures section of this earnings release and in a supplemental earnings presentation. A glossary of terms used throughout and the supplemental earnings presentation are available under the investor section of the Company’s website at http://investors.zayo.com.

Consolidated Financial Information

Consolidated Statements of Operations

(in millions, except per share data)

	Three Months Ended September 30,
	2019	2018
Revenue	$638.6	$641.1
Operating costs and expenses
Operating costs (excluding depreciation and amortization)	231.0	228.4
Selling, general and administrative expenses (excluding depreciation and amortization )	122.6	122.1
Depreciation and amortization	156.1	167.8
Total operating costs and expenses	509.7	518.3
Operating income	128.9	122.8
Other expenses
Interest expense	(84.7)	(82.2)
Foreign currency loss on intercompany loans	(12.9)	(4.6)
Other income, net	0.6	6.6
Total other expenses, net	(97.0)	(80.2)
Income from operations before income taxes	31.9	42.6
Provision for income taxes	14.0	20.5
Net income	$17.9	$22.1
Weighted-average shares used to compute net income per share:
Basic	236.3	246.4
Diluted	238.6	247.8
Net income per share:
Basic and diluted	$0.08	$0.09

Consolidated Balance Sheets

(in millions, except share amounts)
	September 30, 2019	June 30, 2019
Assets
Current assets
Cash and cash equivalents	$254.6	$186.1
Trade receivables, net of allowance of $16.9 and $17.6 as of September 30, 2019 and June 30, 2019, respectively	151.9	177.0
Prepaid expenses	68.1	65.3
Other current assets	57.0	56.8
Total current assets	531.6	485.2
Property and equipment, net	5,851.8	5,808.9
Intangible assets, net	1,092.8	1,118.8
Goodwill	1,701.1	1,706.6
Right-of-use operating lease asset (1)	499.2	—
Deferred income taxes, net	21.3	24.8
Other assets	184.0	190.3
Total assets	$9,881.8	$9,334.6
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$31.9	$73.7
Accrued liabilities	315.5	306.8
Accrued interest	84.9	73.1
Current portion of long-term debt	130.0	5.0
Operating lease obligations, current (1)	127.2	—
Finance lease obligations, current	9.5	10.0
Deferred revenue, current	172.9	174.9
Total current liabilities	871.9	643.5
Long-term debt, non-current	5,696.1	5,839.7
Operating lease obligations, non-current (1)	387.4	—
Finance lease obligations, non-current	176.0	172.2
Deferred revenue, non-current	1,205.4	1,148.1
Deferred income taxes, net	143.6	134.9
Other long-term liabilities	30.1	54.7
Total liabilities	8,510.5	7,993.1

Stockholders' equity
Preferred stock, $0.001 par value - 50,000,000 shares authorized; no shares issued and outstanding as of September 30, 2019 and June 30, 2019, respectively	—	—
Common stock, $0.001 par value - 850,000,000 shares authorized; 236,829,304 and 236,257,893 shares issued and outstanding as of September 30, 2019 and June 30, 2019, respectively	0.2	0.2
Additional paid-in capital	1,607.5	1,581.2
Accumulated other comprehensive loss	(38.3)	(23.9)
Accumulated deficit	(198.1)	(216.0)
Total stockholders' equity	1,371.3	1,341.5
Total liabilities and stockholders' equity	$9,881.8	$9,334.6
(1)

The Company adopted Accounting Standards Update ("ASU") 2016-16, Leases (ASC 842) beginning July 1, 2019 and recorded additional operating lease assets and liabilities in its Consolidated Balance Sheet as of September 30, 2019.

Consolidated Statement of Cash Flows

(in millions)

	Three Months Ended September 30,
	2019	2018
Cash flows from operating activities
Net income	$17.9	$22.1
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	156.1	167.8
Loss on sale of Scott Rice Telephone ("SRT")	—	(5.5)
Non-cash interest expense	2.7	2.5
Stock-based compensation	27.2	26.7
Amortization of deferred revenue	(40.3)	(37.0)
Foreign currency loss on intercompany loans	12.9	4.6
Deferred income taxes	11.8	15.9
Provision for bad debts	2.6	1.5
Non-cash loss on investments	—	0.3
Changes in operating assets and liabilities, net of acquisitions
Trade receivables	20.9	4.5
Accounts payable and accrued liabilities	27.3	9.0
Additions to deferred revenue	81.4	30.5
Other assets and liabilities	(8.7)	(1.1)
Net cash provided by operating activities	311.8	241.8
Cash flows from investing activities
Purchases of property and equipment	(217.1)	(182.5)
Proceeds from sale of SRT, net of cash held in escrow	—	39.0
Net cash used in investing activities	(217.1)	(143.5)
Cash flows from financing activities
Principal payments on long-term debt	(21.3)	(1.3)
Principal payments on finance lease obligations	(2.1)	(1.9)
Common stock repurchases	—	(0.2)
Cash paid for Santa Clara acquisition financing arrangement and other	—	(3.3)
Net cash used in financing activities	(23.4)	(6.7)
Net cash flows	71.3	91.6
Effect of changes in foreign exchange rates on cash	(2.7)	2.2
Net increase in cash, cash equivalents and restricted cash	68.6	93.8
Cash, cash equivalents and restricted cash, beginning of period	187.3	261.3
Cash, cash equivalents and restricted cash, end of period	$255.9	$355.1

Supplemental disclosure of non-cash investing and financing activities:
Cash paid for interest, net of capitalized interest	$67.2	$63.4
Cash paid for income taxes	$3.0	$2.0
Non-cash purchases of equipment through capital leasing	$5.7	$21.9
Non-cash purchases of equipment through nonmonetary exchange	$19.5	$31.1
Decrease in accounts payable and accrued expenses for purchases of property and equipment	$(39.9)	$(2.4)

Reconciliation of cash, cash equivalents, and restricted cash:	September 30, 2019	June 30, 2019	September 30, 2018	June 30, 2018
Cash and cash equivalents	$254.6	$186.1	$353.9	$256.7
Restricted cash included in other assets	1.3	1.2	1.2	4.6
Total cash, cash equivalents and restricted cash	$255.9	$187.3	$355.1	$261.3

Reconciliation of Non-GAAP Financial Measures

(in millions)

Adjusted EBITDA and Cash Flow Reconciliation	Three Months Ended
	September 30, 2019	June 30, 2019
Reconciliation of Adjusted EBITDA:
Net income	$17.9	$63.0
Interest expense	84.7	86.1
Provision/(benefit) for income taxes	14.0	(35.7)
Depreciation and amortization	156.1	157.5
Transaction costs	2.0	12.6
Stock-based compensation	27.2	29.4
Foreign currency loss on intercompany loans	12.9	8.3
Adjusted EBITDA	$314.8	$321.2

Reconciliation of adjusted unlevered free cash flow:
Net cash provided by operating activities	$311.8	$225.1
Cash paid for interest, net of capitalized interest	67.2	92.4
Cash paid for income taxes	3.0	3.5
Transaction costs	2.0	12.6
Provision for bad debts	(2.6)	(1.5)
Additions to deferred revenue	(81.4)	(54.4)
Amortization of deferred revenue	40.3	39.2
Other changes in operating assets and liabilities	(25.5)	4.3
Adjusted EBITDA	314.8	321.2
Purchases of property and equipment	(217.1)	(195.8)
Additions to deferred revenue	81.4	54.4
Amortization of deferred revenue	(40.3)	(39.2)
Adjusted unlevered free cash flow	$138.8	$140.6

Reconciliation of levered free cash flow:
Net cash provided by operating activities	$311.8	$225.1
Purchases of property and equipment	(217.1)	(195.8)
Levered free cash flow, as defined	$94.7	$29.3

Adjusted EBITDA and Cash Flow Reconciliation	Three Months Ended September 30, 2019
	Zayo Consolidated	Allstream	Consolidated Excluding Allstream
Reconciliation of Adjusted EBITDA:
Net income/(loss)	$17.9	$(4.2)	$22.1
Interest expense	84.7	2.8	81.9
Provision/(benefit) for income taxes	14.0	(1.7)	15.7
Depreciation and amortization	156.1	11.6	144.5
Transaction costs	2.0	—	2.0
Stock-based compensation	27.2	0.8	26.4
Foreign currency loss on intercompany loans	12.9	—	12.9
Adjusted EBITDA	$314.8	$9.3	$305.5

Reconciliation of levered free cash flow:
Net cash provided by operating activities	$311.8	$11.5	$300.3
Purchases of property and equipment, net	(217.1)	(4.2)	(212.9)
Levered free cash flow, as defined	$94.7	$7.3	$87.4

	Three Months Ended September 30, 2019
	Zayo Networks	zColo	Allstream	Other	Corporate/ Eliminations	Total

Net income/(loss)	$71.6	$(21.6)	$(4.2)	$0.7	$(28.6)	$17.9
Interest expense	71.0	10.9	2.8	—	—	84.7
(Benefit)/provision for income taxes	—	—	(1.7)	—	15.7	14.0
Depreciation and amortization expense	113.5	30.5	11.6	0.5	—	156.1
Transaction costs	1.8	0.2	—	—	—	2.0
Stock-based compensation	19.6	6.6	0.8	0.2	—	27.2
Foreign currency loss on intercompany loans	—	—	—	—	12.9	12.9
Segment and consolidated Adjusted EBITDA	$277.5	$26.6	$9.3	$1.4	$—	$314.8

Media:                 Shannon Paulk, Corporate Communications

                             303-577-5897

                             press@zayo.com

Investors:            Brad Korch, Investor Relations

                             720-306-7556

                             IR@zayo.com